Exhibit 3.1.3








                    CERTIFICATE OF AMENDMENT

                               OF

              RESTATED CERTIFICATE OF INCORPORATION

                               OF

                        MT INVESTORS INC.


     (Pursuant to Section 242 of the General Corporation Law
                    of the State of Delaware)

          The undersigned Vice President and Secretary of MT

Investors Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

          FIRST:  The Restated Certificate of Incorporation of

the Corporation, as heretofore amended and restated, is further amended to increase the authorized capital stock of the

Corporation by an additional 2,779 shares of Class A Common

Stock.  To effect the same, the first paragraph of ARTICLE FOURTH is deleted in its entirety and the following is inserted in place thereof:


          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Million Seven Hundred
       Seventy-Eight Thousand Seven Hundred Fifty-Five
       (2,778,755) shares, all with a par value of One
       Cent ($.01) per share, of which Two Million Two
       Hundred Thirty-Five Thousand Eight Hundred Ninety-
       Six (2,235,896) shares shall be designated as Class A Common Stock, One Thousand (1,000) shares shall be designated as Class B Common Stock and Five Hundred Forty-One Thousand Eight Hundred
       Fifty-Nine (541,859) shares shall be designated as Class C Common Stock."
          The remaining provisions of ARTICLE FOURTH shall remain

in full force and effect subject to the provisions hereof.

          SECOND:  This Amendment to the Certificate of

Incorporation has been duly adopted in accordance with the

provisions of Section 242 of the General Corporation Law of the

State of Delaware.  Consent of stockholders was given in

accordance with Section 228 of such Law and written notice has been given as provided in such Section 228.

          IN WITNESS WHEREOF, the undersigned have signed this

instrument this 1st day of April, 1997.



                                   /s/ Thomas P. Salice
                                   ------------------------------
                                   Thomas P. Salice
                                   Vice President




Attest:





/s/ Christine J. Smith

-------------------------------
Christine J. Smith
Secretary